                         MONONGAHELA POWER COMPANY
                     STATEMENT OF FINANCIAL CONDITION

                              March 31, 1997

(a)         Amount and classes of stock authorized:

            (1)    8,000,000 shares Common Stock - par value $50
            (2)    1,500,000 shares Cumulative Preferred Stock - par value
                   $100

(b)         Amount and classes of stock issued and outstanding as of March
            31, 1997:

            (1)    5,891,000 shares Common Stock
                     740,000 shares Cumulative Preferred Stock, as follows:

                           4.40% Series   -  90,000 shares
                           4.80% Series B -  40,000 shares
                           4.50% Series C -  60,000 shares
                           $6.28 Series D -  50,000 shares
                           $7.73 Series L - 500,000 shares

(c)         Terms of preference of all preferred stock:

            All shares of equal rank.

(d) Brief description of each mortgage upon any property of the corporation, giving date of execution, name of trustee, amount of indebtedness authorized to be secured thereby, amount of indebtedness actually secured and brief description of the mortgaged property or collateral:

                   There is presently in effect a mortgage
                   indenture dated August 1, 1945, and
                   indentures supplemental thereto, executed by the applicant upon all its property under which Citibank N.A., 111 Wall Street, New York, New York, is the trustee. Said mortgage indenture secures bonds issued thereunder by the applicant for the purpose of borrowing money for its corporate purposes and authorizes the issuance of an initial series of bonds for the aggregate principal amount of $22,000,000.
                   Thereafter from time to time, upon a
                   showing that the consolidated net earnings of the applicant and its subsidiaries available for interest for 12 out of the 15 preceding months, after provision for depreciation, have been in the aggregate equal to not less than twice the amount of annual interest charges on the principal amount of all bonds and prior lien bonds then outstanding or applied for, additional bonds of any series may be issued in an aggregate principal amount equal to 60% of the net bondable value of property additions plus the amount of any cash deposited with the Trustee, and also in substitution for any refundable bonds. The amount of indebtedness accrued and principal outstanding is $355,000,000. There is no interest due and unpaid.

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                            - 2 -


(e) Number and amount of bonds authorized and issued under each mortgage; describing each class separately, giving date of issue, par value, rate of interest, date of maturity and how secured:

            Monongahela Power Company has bonds issued and outstanding under the above-mentioned Indenture consisting of series, all of which are First
            Mortgage Bonds, as follows:


                                                                                         Amount
            Issued                Par Value                       Series               Outstanding

             1967                   $1,000                   6-1/2% Due 1997           $ 15,000,000
             1991                    1,000                   8-5/8% Due 2021             50,000,000
             1992                    1,000                   8-1/2% Due 2022             65,000,000
             1992                    1,000                   7-3/8% Due 2002             25,000,000
             1992                    1,000                   8-3/8% Due 2022             40,000,000
             1992                    1,000                   7-1/4% Due 2007             25,000,000
             1993                    1,000                   5-5/8% Due 2000             65,000,000
             1995                    1,000                   7-5/8% Due 2025             70,000,000

                                                                                       $355,000,000




(f) Other indebtedness of all kinds, giving same by classes and describing security, if any:


                                                                                           Amount
                            Indebtedness                                                 Outstanding

            (1)    Quarterly income debt securities                                     $ 40,000,000
            (2)    Secured notes for pollution control facilities
                     and solid waste disposal notes                                       74,050,000
            (3)    Unsecured notes for pollution control facilities                        6,560,000
            (4)    Instalment purchase obligations for pollution
                     control facilities                                                   19,100,000

                                                                                        $139,710,000



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                                   - 3 -
(g) Amount of interest paid during previous fiscal year upon each species of indebtedness and rate thereof and, if different rates were paid, amount paid at each rate:

                                                                12 Months
                                                                  Ended
                                                                 12-31-96


            (1)    First Mortgage Bonds
                     5-1/2% Series Due 1996                    $  495,000
                     6-1/2% Series Due 1997                       975,000
                     8-5/8% Series Due 2021                     4,312,500
                     8-1/2% Series Due 2022                     5,525,000
                     7-3/8% Series Due 2002                     1,843,750
                     8-3/8% Series Due 2022                     3,350,000
                     7-1/4% Series Due 2007                     1,812,500
                     5-5/8% Series Due 2000                     3,656,250
                     7-5/8% Series Due 2025                     5,337,500
                                                               27,307,500
              (2)    Quarterly Income Debt Securities
                     $40,000,000 @ 8%                           3,200,000
                                                                3,200,000

              (3)    Secured Notes
                     $17,500,000 @ 6.375%                       1,115,625
                     $ 5,000,000 @ 6.875%                         343,750
                     $ 7,050,000 @ 5.95%                          419,475
                     $10,675,000 @ 6.25%                          667,188
                     $ 8,825,000 @ 6.75%                          595,688
                     $25,000,000 @ 6.15%                        1,537,500
                                                                4,679,226

              (4)    Unsecured Notes
                     $3,060,000 @ 6.30%                           192,780
                     $4,000,000 @ 6.40%                           256,000
                                                                  448,780
              (5)    Installment Purchase Obligations
                     $19,100,000 @ 6.875%                       1,313,125

              Total interest on long-term debt                $36,948,631


              (6)    See Schedule A for interest on
                     short-term debt                          $   370,804

(h) Amount of dividends paid upon each class of stock during previous five years:


                                    12 Months         12 Months         12 Months          12 Months            12 Months
                                      Ended             Ended             Ended              Ended                Ended
      Class of Stock                12-31-96          12-31-95          12-31-94           12-31-93              12-31-92

       Cumulative Preferred:
        4.40% Series              $   396,000       $   396,000       $   396,000         $   396,000         $   396,000
        4.80% Series B                192,000           192,000           192,000             192,000             192,000
        4.50% Series C                270,000           270,000           270,000             270,000             270,000
       $6.28  Series D                314,000           314,000           314,000             314,000             314,000
       $7.36  Series E                 -                232,000           368,000             368,000             368,000
       $9.64  Series F                 -                 -                 -                   -                  387,500
       $8.80  Series G                 -                277,000           440,000             440,000             440,000
       $7.92  Series H                 -                250,000           396,000             396,000             396,000
       $7.92  Series I                 -                499,000           792,000             792,000             792,000
       $8.60  Series J                 -                813,000         1,290,000           1,290,000           1,290,000
       $7.73  Series L              3,865,000         3,865,000         1,835,875              -                    -

                                  $ 5,037,000       $ 7,108,000       $ 6,293,875         $ 4,458,000         $ 4,845,500
       Common Stock:
         Dividends                $49,955,680       $48,660,810       $47,481,460         $49,837,860         $46,532,410




(i) A statement of income for the twelve months ended March 31, 1997 and balance sheet as of March 31, 1997 are attached as Schedules B and C, respectively.